UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2016

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2016, Enviva Management Company, LLC (“Enviva Management”), an affiliate of Enviva Partners, LP (the “Partnership”), entered into an amended and restated employment agreement with John K. Keppler, Chairman, President and Chief Executive Officer of Enviva Partners GP, LLC (the “General Partner”).

Enviva Management’s First Amended and Restated Employment Agreement with Mr. Keppler (the “Employment Agreement”) provides for an annualized base salary of $535,000 (the “Adjusted Base Salary”), a target annual bonus equal to a minimum of 150% of the Adjusted Base Salary and a target annual award under the Partnership’s Long-Term Incentive Plan of 250% of the Adjusted Base Salary.

Except for the foregoing, the terms of the Employment Agreement remain substantively consistent with the terms of Mr. Keppler’s pre-existing employment agreement. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement (Exhibit 10.1 to this Current Report on Form 8-K).

Item 9.01.                Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1	First Amended and Restated Employment Agreement between John K. Keppler and Enviva Management Company, LLC, dated December 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: December 1, 2016

	By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	First Amended and Restated Employment Agreement between John K. Keppler and Enviva Management Company, LLC, dated December 1, 2016.